                          NORTECH SYSTEMS INCORPORATED
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 27, 1999

    The undersigned hereby appoints Quentin E. Finkelson and Garry Anderly and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 27, 1999, and at any and all adjournments thereof.

1.   To fix the number of directors of the Company at four.
                         / /  FOR                    / /  AGAINST                    / /  ABSTAIN
2.   Election of directors.
     NOMINEES: Michael J. Degen, Quentin E. Finkelson, Myron Kunin, Richard W.
     Perkins.

/ /  FOR all nominees above, except vote             / /  WITHHOLD AUTHORITY to vote for
   withheld from individual nominees                    all nominees listed above

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.
3. In their discretion, on such other matters as may properly come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 2.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
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                                              DATED  ____________________ , 1999
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)

                                              WHERE STOCK IS REGISTERED JOINTLY
                                              IN THE NAMES OF TWO OR MORE
                                              PERSONS ALL SHOULD SIGN.
                                              SIGNATURE(S) SHOULD CORRESPOND
                                              EXACTLY WITH THE NAME(S) AS SHOWN
                                              ABOVE. PLEASE SIGN AND DATE AND
                                              RETURN PROMPTLY IN THE ENCLOSED
                                              ENVELOPE. NO POSTAGE NEED BE
                                              AFFIXED IF MAILED IN THE UNITED
                                              STATES.